UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2015

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) approved changes to the forms of award agreement for stock-based long-term incentive compensation awards made on or after January 1, 2016 (collectively, the “Award Agreements”). Each of the Award Agreements has material terms that are substantially similar to those in the forms of award agreement last approved by the Committee and disclosed by the Company in its Current Reports on Form 8-K filed on February 15, 2013 and December 11, 2014, except as noted below.

●

The Company grants Restricted Stock Units and Restricted Units that vest annually in thirds as part of its annual grants to members of management. The annual vesting dates of such future awards will be the first business day in March following each of the first three anniversaries of the grant date, rather than the first three anniversaries of the grant date.

●	The amount of cash or stock payable under an award will be reduced where needed to comply with legal or regulatory requirements.

●

A former employee will forfeit all outstanding awards if the Committee finds that the employee has made disparaging statements about the Company and its affiliates (“MetLife”) or their associates, products, or services, other than truthful statements compelled by law or authorized pursuant to legal or administrative processes (“Disparaging Statements”).

●

An employee will also forfeit all outstanding awards if the Committee finds that the employee violated any of the terms of an Agreement to Protect Corporate Property with MetLife (“Property Agreement”). MetLife’s U.S. employees have entered into Property Agreements, as have the Company’s Executive Officers based in the U.S. and certain other Executive Officers based outside the U.S. The Executive Officers’ Property Agreements generally protect MetLife’s ownership of its property and information (including intellectual property). Those Property Agreements also generally prohibit the executive from interfering with MetLife’s business, or soliciting MetLife’s employees or certain of its agents to leave MetLife, for 18 months following employment, and prohibit the executive from making Disparaging Statements (in some cases, limited to 18 months following employment).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2015, the Board approved and adopted amendments to the Company’s By-Laws (as so amended, the “By-Laws”) to implement stockholder proxy access and make certain related conforming revisions. Section 2.16 has been added to the By-Laws, and Section 1.10 and other sections of the By-Laws have been amended, in order to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. Before the adoption of the By-Law amendments, stockholders did not have the right under the By-Laws to include director nominees in the Company’s annual meeting proxy materials.

The Board approved other amendments to the By-Laws to eliminate expired provisions that related to the Company’s now-completed transition from a classified to a declassified Board in which all directors are elected annually.

The foregoing description of the By-Laws is not complete and is qualified in its entirety by reference to the By-Laws, which are filed as Exhibit 3.1 hereto in redline form showing the amendments described above, and as Exhibit 3.2 hereto in unmarked form, and are incorporated herein by reference.

Item 5.08	Shareholder Director Nominations

As previously reported by the Company in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, the Board has scheduled the Company’s 2016 annual meeting of shareholders (the “2016 Meeting”) for June 14, 2016. The Company is required to include stockholder director nominees in its proxy materials pursuant to the By-Laws, as described above under Item 5.03. In order to include a nominee in the Company’s proxy materials for the 2016 Meeting, the nominating stockholder or stockholder group must provide notice to the Company of its intent to do so on a Schedule 14N by no later than the close of business on December 30, 2015, and must satisfy the other requirements described in the By-Laws.

Item 9.01	Financial Statements and Exhibits.

3.1	Amended and Restated By-Laws of MetLife, Inc., effective December 8, 2015, redlined for amendments effective December 8, 2015.

3.2	Amended and Restated By-Laws of MetLife, Inc., effective December 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name: Timothy J. Ring
Title: Senior Vice President and Secretary

Date: December 14, 2015

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

3.1	Amended and Restated By-Laws of MetLife, Inc., effective December 8, 2015, redlined for amendments effective December 8, 2015.

3.2	Amended and Restated By-Laws of MetLife, Inc., effective December 8, 2015.